Exhibit 99.1

Pentair and Tyco International’s Flow Control Business
to Combine in $10 Billion All-Stock Merger

Combination of Highly Complementary Businesses
to Create a Global Leader in Flow, Filtration and Equipment Protection

●	Creates an industry leader with expected $7.7 billion in pro forma 2012 revenue
●	Provides substantial value-creation opportunities for both companies’ shareholders
●	Expected accretion of approximately $0.40 to Pentair’s 2013 EPS, excluding transaction related one-time costs
●	EPS for combined company anticipated to be greater than $5.00 by 2015
●	Identified annual synergies of $250 million, expected to be fully realized by 2015
●	Enhanced capital structure and strong free cash flow expected to support growth with increased return of capital to shareholders

MINNEAPOLIS, Minnesota & SCHAFFHAUSEN, Switzerland, — March 28, 2012 — Pentair, Inc. (NYSE: PNR) (“Pentair”) and Tyco International Ltd. (NYSE: TYC) (“Tyco”) announced today a definitive agreement to combine Tyco’s Flow Control business (“Tyco Flow”) with Pentair in a tax-free, all-stock merger. The transaction values Tyco Flow at approximately $4.9 billion, including assumed net debt and minority interest. Upon completion of the transaction, which has been unanimously approved by the boards of both companies, Tyco shareholders will own approximately 52.5% of the combined company and Pentair shareholders will own approximately 47.5%.

The combination will bring together complementary leaders in water and fluid solutions, valves and controls, and equipment protection products to create a premier industrial growth company. The merged company, with estimated pro forma 2012 revenues of $7.7 billion, is expected to create enhanced shareholder value through:

▪	Increased global scale with greater access to developed and fast growth regions;

▪	Broader presence in key sectors with greater opportunity to capitalize on growth trends in the energy, infrastructure and industrial sectors;

▪	More robust portfolio of complementary products and customer solutions;

▪	Significant operational and tax synergies; and

▪	Strong balance sheet and cash flow generation to support growth and return of capital to shareholders.

The new company will be named Pentair and will be led by Randall J. Hogan, Pentair’s current Chairman and Chief Executive Officer.

Mr. Hogan said, “This is a highly compelling, transformational transaction, bringing together two great companies to create substantial value for shareholders and enhanced growth prospects. The addition of Tyco Flow perfectly aligns with Pentair’s growth strategy to expand globally, invest in high growth platforms and leverage the Pentair Integrated Management System to generate strong shareholder returns. We believe that by combining with Tyco Flow, we can unlock substantial synergies, meaningfully increase our global presence and better serve our customers with a broader offering and expanded capabilities. The new Pentair will be well positioned to benefit from the increased demands on energy, water, infrastructure and industrial process resulting from the growing population and wealth of developing economies.”

“We look forward to welcoming the Tyco Flow employees to Pentair,” added Mr. Hogan. “We believe our shared vision and commitment to operational excellence will provide even greater value and facilitate a smooth integration. We are creating an even stronger company with the scale to capitalize on further growth opportunities and the ability to better serve our global customers, drive profitability and enhance shareholder returns.”

“This transaction provides compelling value for Tyco shareholders through ownership in a combined company with earnings and cash flow prospects that are greater than an independent, publicly traded Tyco Flow,” said Ed Breen, Chairman and Chief Executive Officer of Tyco International. “When we announced plans for the three-way split of Tyco last September, we emphasized the value-creation opportunities for our shareholders. By combining Tyco Flow with Pentair to create a leading global flow and filtration company, we will have the opportunity to accelerate that value creation. This combination is a win-win for the shareholders of both companies.”

Value Creation for Both Companies' Shareholders

The combination will be tax-free to both companies’ shareholders and is expected to result in immediate earnings accretion, adding approximately $0.40 per share to Pentair’s adjusted earnings in 2013. The new company expects to achieve earnings per share of greater than $5.00 by 2015 reflecting an expected $200 million of annual pre-tax cost synergies through the elimination of duplicate public company costs, greater economies of scale and further streamlined operations, in addition to greater tax efficiencies of approximately $50 million annually. The combined company expects to incur approximately $230 million in one-time costs related to the transaction over the next 12 to 24 months, including transaction related costs, non-cash inventory step-up charges and costs to achieve the synergies. The new company will have an enhanced capital structure and the ability to generate strong cash flow.

Tyco shareholders will own 52.5% of a company whose global scale, growth prospects, financial strength and more predictable earnings growth profile are more compelling than Tyco Flow as a standalone company. Tyco shareholders will also participate in the substantial value-creation opportunities through the revenue, operating and tax synergies that would not be available to Tyco Flow on its own. As a highly complementary strategic partner, Pentair has the successful execution track record to deliver that value proposition. Moreover, as a result of completing the transaction through this structure, the benefits of the tax-free spin-off are preserved for Tyco shareholders.

Transaction Details

Tyco is proceeding with the separation plan announced on September 19, 2011 and continues to expect to complete the transactions at the end of September 2012, including the combination of Tyco Flow and Pentair announced today. The transaction is subject to the approval of the planned spin-off by Tyco shareholders, the approval of the merger by Pentair shareholders, regulatory approvals and customary closing conditions.

The transaction combining Tyco Flow and Pentair is structured as a Reverse Morris Trust in which Tyco will complete the spin-off of Tyco Flow to Tyco shareholders, immediately followed by the merger of Pentair into a subsidiary of Tyco Flow. Upon closing, Tyco shareholders will own approximately 52.5% and Pentair shareholders will own approximately 47.5% of the combined company on a diluted basis, with approximately 214 million diluted shares expected to be outstanding. As part of the transaction, the new Pentair will assume approximately $275 million of Tyco Flow debt, net of cash. At Pentair’s closing price of $40.26 yesterday, the transaction values Tyco Flow at $4.9 billion, including the net debt and $94 million of minority interest. The transaction is expected to be tax-free to both companies as well as to Pentair and Tyco shareholders.

Governance and Management

Upon close of the transaction, Pentair’s Board of Directors, together with two new directors designated by Tyco, will be the Board of Directors of the combined company. In addition to Mr. Hogan, who will serve as Chairman and Chief Executive Officer of the combined company, the Pentair executive team will remain in place as the senior executive team of the combined company.

The combined company will be incorporated in Switzerland, where Tyco is currently incorporated, with main U.S. offices remaining in Minneapolis, Minnesota where Pentair is based. Following completion of the transaction, the new Pentair is expected to have approximately 30,000 employees worldwide with approximately 15,000 coming from Pentair and 15,000 joining from Tyco Flow.

Deutsche Bank Securities Inc. is acting as financial advisor to Pentair and Cravath, Swaine & Moore LLP and Foley & Lardner LLP are providing legal counsel. Goldman, Sachs & Co. is serving as financial advisor to Tyco and Simpson Thacher & Bartlett LLP and McDermott Will & Emery are providing legal counsel. Greenhill & Co. LLC provided an additional fairness opinion to Pentair’s Board of Directors and Goldman, Sachs & Co. provided a fairness opinion to Tyco’s Board of Directors. Lazard is serving as financial advisor to Tyco’s Board of Directors.

Conference Call and Webcast Details

Pentair and Tyco will jointly host a conference call today at 8:30 a.m. Eastern Time to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing into (888) 390-3403 or (517) 308-9080 outside the U.S. and entering passcode 5182. The live webcast of the call, along with the related presentation, can be accessed through the investor section of Pentair’s website and at www.Tyco.com. A replay of the call will be available later today through April 24, 2012, and can be accessed by calling (866) 423-4833 in the U.S. or (203) 369-0845 outside the U.S. and entering the passcode: 7340.

About Pentair

Pentair is a global diversified industrial company headquartered in Minneapolis, Minnesota. Pentair Water and Fluid Solutions is a leading provider of innovative water and fluid processing products and solutions used in a wide range of applications. Pentair Technical Products is a leading provider of products that enclose and protect some of the world’s most sensitive electronics and electrical equipment, ensuring their safe, secure and reliable performance. With 2011 revenues of $3.5 billion, Pentair employs over 15,000 people worldwide.

About Tyco and Tyco Flow

Tyco (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.Tyco.com.

Tyco Flow is a leading global manufacturer of flow control products. The company designs, sells and services highly engineered valves and controls for the energy markets, general process industries, mining and water markets. The company’s activities also include the design, installation and service of heat management systems for the energy and general process industries, as well as water transmission pipelines and other water/wastewater products. The business had 2011 revenue of $3.6 billion and has approximately 15,000 employees.

Caution Concerning Forward-Looking Statements

This press release may contain certain statements about Pentair, Inc. (“Pentair”), Tyco Flow Control International Ltd. (“Tyco Flow”) and Tyco International Ltd. (“Tyco”) that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release may include statements about the expected effects on Pentair, Tyco Flow and Tyco of the proposed merger of Pentair and Tyco Flow (the “Merger”), the anticipated timing and benefits of the Merger, Pentair’s and Tyco Flow’s anticipated standalone or combined financial results and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of Pentair, Tyco Flow and Tyco (as the case may be) and are subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Merger and other risks related to the completion of the Merger and actions related thereto; Pentair’s and Tyco’s ability to complete the Merger on anticipated terms and schedule, including the ability to obtain shareholder or regulatory approvals of the Merger and related transactions; risks relating to any unforeseen liabilities of Pentair or Tyco Flow; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Pentair’s or Tyco Flow’s operations; Pentair’s and Tyco Flow’s ability to integrate successfully after the Merger and achieve anticipated synergies; the effects of government regulation on Pentair’s or Tyco Flow’s businesses; the risk that disruptions from the transaction will harm Pentair’s or Tyco Flow’s business; Pentair’s, Tyco Flow’s and Tyco’s plans, objectives, expectations and intentions generally; and other factors detailed in Pentair’s and Tyco’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K under the caption “Risk Factors”. Forward-looking statements included herein are made as of the date hereof, and none of Pentair, Tyco Flow or Tyco undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The Merger will be submitted to a vote of Pentair shareholders and the proposed distribution of Tyco Flow to Tyco shareholders will be submitted to a vote of Tyco shareholders. In connection with the Merger, Tyco Flow will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of Pentair that also constitutes a prospectus of Tyco Flow, and will be sent to Pentair shareholders. In addition, Tyco Flow will file with the SEC a Form 10 and Tyco will file a proxy statement with the SEC related to the proposed distribution of the Tyco Flow shares that will be sent to Tyco shareholders.  Shareholders of Pentair and Tyco are urged to read the proxy statements and other documents filed with the SEC when they become available because they will contain important information about Pentair, Tyco Flow, Tyco and the proposed transactions. Shareholders will be able to obtain copies of these documents (when they are available) and other documents filed with the SEC with respect to Pentair, Tyco Flow and Tyco free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Pentair upon written request to Investor Relations Department, Pentair, Inc., 5500 Wayzata Blvd., Suite 800, Minneapolis, MN, 55416, or by calling (763) 545-1730,or from Tyco or Tyco Flow upon written request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, NJ, 08540, or by calling (609) 720-4200.

Participants in the Solicitation

Pentair and Tyco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pentair may be found in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 21, 2012 and definitive proxy statement relating to its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012. Information about the directors and executive officers of Tyco may be found in its Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC on November 16, 2011 and definitive proxy statement relating to its 2012 annual general meeting of shareholders filed with the SEC on January 13, 2012. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statements when it becomes available.

Pentair Contacts:
For Investors:
Sara Zawoyski, 763-656-5575
Vice President, Investor Relations

For Media:
Debbie Miller/Michael Henson/Meghan Stafford, 212-687-8080
Sard Verbinnen & Co

Tyco Contacts:
For Investors: Antonella Franzen, 609-720-4665
Vice President, Investor Relations

Joe Longo 609-720-4545
Director, Investor Relations

For Media:
Paul Fitzhenry 609-720-4261
Vice President, Communications